NUMBER

C

SHARES

PINGTAN MARINE ENTERPRISE LTD.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 67114V 10 2

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, PAR VALUE OF $.001

PINGTAN MARINE ENTERPRISE LTD.

(THE "CORPORATION")

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

卓新荣

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

SENIOR VICE PRESIDENT AND DIRECTOR

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE